UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 11, 2008

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-10456	56-2416925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Shengweng Avenue, Qufu, Shandong China	273100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(86) 537-4424999

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On September 11, 2008 the Board of Directors of Sunwin International Neutraceuticals, Inc. determined that the company's consolidated financial statements for the fiscal year ended April 30, 2008 could no longer be relied upon as they contained an error in the balance sheet with regards to the liability of advances from customers, which was overstated by $570,090. The advance was, in fact, an advance from one of the company’s subsidiaries to another company subsidiary, that had it been accounted for correctly, would have been eliminated in consolidation.

This error has not impacted the financial statements with regards to the our operations for the fiscal year ended April 30, 2008. Accordingly the net income for the fiscal year ended April 30, 2008 has not been affected. The correction of this error will result in a reduction of current liabilities and an increase in the our equity with regards to other comprehensive income.

The Board of Directors have discussed these matters with our independent registered public accounting firm. We will file an amended Annual Report on Form 10-K/A as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

Date: September 12, 2008	By: /s/ Dongdong Lin
Dongdong Lin, Chief Executive Officer and President